Exhibit 99.1
Telos Corporation Announces Second Quarter Results:
Delivers $55.8 Million of Revenue, 37.5% Gross Margin, and $7.9 Million of Cash Flow from Operations; Begins Stock Repurchases
–Delivered $55.8 Million of Revenue, Above High End of Guidance Range
–Generated 37.5% Gross Margin, Above High End of Guidance Range; Expanded Gross Margin 374 Basis Points Year-over-Year in the First Half of 2022
–Generated $7.9 Million of Cash Flow from Operations and $5.4 Million of Free Cash Flow; Repurchased $3.0 Million of Stock
–Updates 2022 Full Year Guidance

Ashburn, Va. – August 9, 2022 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the second quarter 2022.

“We executed well in the second quarter, delivering $55.8 million of revenue, above the high end of our guidance range,” said John B. Wood, chairman and CEO, Telos. “We expanded gross margin 374 basis points in the first half compared to the same period last year and generated $7.9 million of positive cash flow from operations in the second quarter. We formed a strategic partnership with IBM. And, we announced and initiated a share buyback program to return capital to shareholders. I am pleased with our performance given the current environment and look forward to continued success.”

Second Quarter 2022 Financial Highlights (in millions, except per share data)

	2Q 2022	2Q 2021
Revenue	$55.8	$53.6
Gross Profit	$20.9	$22.5
Gross Margin	37.5%	42.0%
GAAP Net Loss	$(12.3)	$(17.6)
Adjusted Net Income [1]	$2.8	$3.7
Enterprise EBITDA[1]	$(10.7)	$(16.1)
Adjusted EBITDA[1]	$4.5	$5.2
GAAP Net Loss per Share, Diluted	$(0.18)	$(0.26)
Adjusted EPS [1]	$0.04	$0.06
Weighted-average Shares of Common Stock Outstanding, Diluted	67.9	66.6
Cash Flow from Operations	$7.9	$3.5
Free Cash Flow [1]	$5.4	$1.4
1 Adjusted EBITDA, Enterprise EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

Selected Second Quarter Business Highlights:

IBM Partnership
•Telos is the launch partner for the new Active Governance Services (AGS) offering with IBM Security®.
•Telos and IBM are teaming to provide capabilities to address organizations' significant cybersecurity risk and compliance challenges.
•AGS is a unique and comprehensive offering coupling the Xacta® suite of tools with IBM services and security expertise to significantly improve the efficacy and efficiency of clients’ approach to cybersecurity risk management in today’s increasingly challenging cyber environment.
•Target customers include large enterprise organizations in global markets such as financial services, healthcare, telecommunications, and energy.

Other Notable Successes
•Within the Security Solutions business:
•Telos received Xacta® renewals with several key customers, including the Central Intelligence Agency, the U.S. Department of the Interior, the U.S. Environmental Protection Agency, a U.S. Federal Reserve Bank, the U.S. Department of Energy and Salesforce. The Company was also awarded new contracts with a foreign government customer, the U.S. Army Space and Missile Defense Command, the U.S. Department of Homeland Security, Palantir Technologies, Inc., and OmniHealth to provide cybersecurity services.
•The Company received a Ghost renewal from a classified customer for continued support.

•The Company received a renewal for a one-year contract from a confidential healthcare customer for expanded support.
•Additionally, Telos was awarded a 10-year contract to continue and expand the aviation security practice with the U.S. Transportation Security Administration, airports, airlines, and air carriers.
•Finally, the Company’s ONYX® technology won first place in the overall competition of the Mobile Fingerprinting Information Technology (mFIT) Challenge hosted by the National Institute of Standards and Technology (NIST).
•The Secure Networks business received several new awards including new contracts for the U.S. Air Force SIPRNet Enterprise Modernization effort and Fiber Optic Installation at Mountain Home Air Force Base.

Financial Outlook:

	3Q 2022	Full Year 2022
		Prior	Updated
Revenue	$58 - $62 Million	$226 - $257 Million	$226 - $242 Million
YoY Growth	(16%) – (10%)	(7%) – 6%	(7%) – 0%
Adjusted EBITDA[1]	$3.5 - $5.0 Million	$21 - $28 Million	$18 - $24 Million
1 Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.

This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Webcast Information
Telos will host a live webcast to discuss its second quarter 2022 financial results at 8:30 a.m. Eastern Time today, August 9, 2022. To access the webcast, visit https://edge.media-server.com/mmc/p/62cebf9k. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to Telos’ results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS") and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company used the following non-GAAP financial measures were used to understand and evaluate Telos’ core operating performance and trends, to prepare and approve the Company’s annual budget, to develop short-term and long-term operating plans, and to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, net income (loss), earnings per share or net cash flows provided by operating activities, as determined by GAAP.
The Company defines Enterprise EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for stock-based compensation expense. The Company defines Adjusted Net Income (Loss) as net income (loss), adjusted for non-operating expense (income), and stock-based compensation expense. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. Free Cash Flow is defined as net cash provided by or used in operating activities, less purchases of property and equipment and capitalized software development costs.

Each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS nor Free Cash Flow should be considered as a replacement for net income (loss), earnings per share, or net cash flows provided by operating activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.

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Media:
media@telos.com

Investors:
InvestorRelations@telos.com

Telos Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	(in thousands, except per share amounts)
Revenue - services	$50,270	$49,003	$98,378	$101,061
Revenue - products	5,521	4,641	7,573	8,341
Total revenue	55,791	53,644	105,951	109,402
Cost of sales - services	31,436	28,609	61,167	68,099
Cost of sales - products	3,426	2,501	4,984	4,299
Total cost of sales	34,862	31,110	66,151	72,398
Gross profit	20,929	22,534	39,800	37,004
Selling, general and administrative expenses:
Sales and marketing	4,741	5,043	9,993	8,869
Research and development	4,489	5,327	9,919	9,388
General and administrative	23,865	29,635	46,788	49,712
Total selling, general and administrative expenses	33,095	40,005	66,700	67,969
Operating loss	(12,166)	(17,471)	(26,900)	(30,965)
Other income (expense)	118	32	130	(1,022)
Interest expense	(187)	(192)	(377)	(388)
Loss before income taxes	(12,235)	(17,631)	(27,147)	(32,375)
Provision for income taxes	(54)	(13)	(125)	(47)
Net loss	$(12,289)	$(17,644)	$(27,272)	$(32,422)

Net loss per share:
Basic	$(0.18)	$(0.26)	$(0.40)	$(0.49)
Diluted	$(0.18)	$(0.26)	$(0.40)	$(0.49)

Weighted average shares outstanding:
Basic	67,876	66,616	67,717	65,621
Diluted	67,876	66,616	67,717	65,621

Telos Corporation
Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021

	(in thousands, except per share and share data)
Assets:
Cash and cash equivalents	$122,588	$126,562
Accounts receivable, net	50,676	59,844
Inventories, net	3,630	1,247
Prepaid expenses	6,778	3,329
Other current assets	947	732
Total current assets	184,619	191,714
Property and equipment, net	5,571	6,088
Finance lease right-of-use assets, net	8,442	9,053
Operating lease right-of-use assets	569	852
Goodwill	17,922	17,922
Intangible assets, net	23,783	19,199
Other assets	1,052	1,253
Total assets	$241,958	$246,081
Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable and other accrued liabilities	$35,412	$34,548
Accrued compensation and benefits	9,280	6,557
Contract liabilities	4,799	6,381
Finance lease obligations – short-term	1,525	1,461
Operating lease obligations – short-term	450	564
Other current liabilities	2,734	1,430
Total current liabilities	54,200	50,941
Finance lease obligations – long-term	12,066	12,840
Operating lease liabilities – long-term	192	388
Deferred income taxes	748	723
Other liabilities	440	935
Total liabilities	67,646	65,827
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized, 67,594,301 shares and 66,767,450 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	106	105
Additional paid-in capital	388,464	367,153
Accumulated other comprehensive loss	(9)	(27)
Accumulated deficit	(214,249)	(186,977)
Total stockholders’ equity	174,312	180,254
Total liabilities and stockholders’ equity	$241,958	$246,081

Telos Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	June 30, 2022	June 30, 2021

	(in thousands)
Cash flows from operating activities:
Net loss	$(27,272)	$(32,422)
Adjustments to reconcile net loss to cash flows provided by/(used in) operating activities:
Stock-based compensation	29,504	35,006
Depreciation and amortization	2,910	2,764
Deferred income tax provision	25	18
Accretion of discount on acquisition holdback	23	—
Loss on disposal of fixed assets	1	5
Provision for doubtful account receivable	66	11
(Recovery from)/provision for inventory obsolescence	(108)	14
Changes in other operating assets and liabilities
Accounts receivable	9,102	(9,595)
Inventories	(2,275)	1,513
Prepaid expenses, other current assets and other assets	(3,324)	(2,417)
Accounts payable and other accrued payables	567	1,278
Accrued compensation and benefits	419	632
Contract liabilities	(1,582)	271
Other current liabilities and other liabilities	76	(432)
Net cash provided by/(used in) operating activities	8,132	(3,354)
Cash flows from investing activities:
Capitalized software development costs	(5,134)	(3,663)
Purchases of property and equipment	(641)	(1,070)
Net cash used in investing activities	(5,775)	(4,733)
Cash flows from financing activities:
Payments under finance lease obligations	(710)	(650)
Payment of tax withholding related to net share settlement of equity awards	(2,886)	—
Repurchase of common stock	(2,603)	(1,251)
Proceeds from issuance of common stock, net of issuance costs	—	64,269
Repurchase of outstanding warrants	—	(26,894)
Distributions to Telos ID Class B member – non-controlling interest	—	(2,436)
Net cash (used in)/provided by financing activities	(6,199)	33,038
Net change in cash, cash equivalents, and restricted cash	(3,842)	24,951
Cash, cash equivalents, and restricted cash, beginning of period	126,562	106,045
Cash, cash equivalents, and restricted cash, end of period	$122,720	$130,996

Non-GAAP Financial Measures (Unaudited)

Reconciliation of Net Loss to Enterprise EBITDA and Adjusted EBITDA
	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	(in thousands)
Net loss	$(12,289)	$(17,644)	$(27,272)	$(32,422)
Adjustments:
Non-operating (income)/expense	(118)	(32)	(130)	1,022
Interest expense	187	192	377	388
Provision for income taxes	54	13	125	47
Depreciation and amortization	1,505	1,404	2,910	2,764
Enterprise EBITDA	(10,661)	(16,067)	(23,990)	(28,201)
Stock-based compensation expense (1)	15,206	21,336	29,504	35,006
Adjusted EBITDA	$4,545	$5,269	$5,514	$6,805

(1)The stock-based compensation adjustment to EBITDA for the three and six months ended June 30, 2022 is made up of $14.6 million and $27.2 million stock-based compensation expense for the awarded RSUs and PRSUs, respectively, and $0.7 million and $2.3 million of other sources of stock-based compensation expense, respectively. The other sources of stock-based compensation consists of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company's discretion as to whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted EBITDA.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted EPS
	For the Three Months Ended				For the Six Months Ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share

	(in thousands, except per share data)
Reported GAAP measure	$(12,289)	$(0.18)	$(17,644)	$(0.26)	$(27,272)	$(0.40)	$(32,422)	$(0.49)
Adjustments:
Non-operating (income)/expenses	(118)	—	(32)	$—	(130)	—	1,022	$0.02
Stock-based compensation expense (2)	15,206	0.22	21,336	$0.32	29,504	0.43	35,006	$0.53
Adjusted non-GAAP measure	$2,799	$0.04	$3,660	$0.06	$2,102	$0.03	$3,606	$0.06
Weighted-average shares of common stock outstanding	67,876		66,616		67,717		65,621
(2)The stock-based compensation adjustment to net loss for the three and six months ended June 30, 2022 is made up of $14.6 million and $27.2 million stock-based compensation expense for the awarded RSUs and PRSUs, respectively, and $0.7 million and $2.3 million of other sources of stock-based compensation expense, respectively. The other sources of stock-based compensation consists of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company's discretion as to whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted Net Income/(Loss).

Free Cash Flow
	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	(in thousands)
Net cash flows provided by/(used in) operating activities	$7,883	$3,528	$8,132	$(3,354)
Adjustments:
Purchase of property and equipment	(95)	(590)	(641)	(1,070)
Capitalized software development costs	(2,339)	(1,498)	(5,134)	(3,663)
Free cash flow	$5,449	$1,440	$2,357	$(8,087)